Exhibit 99.1
Auriga Laboratories Acquires Exclusive U.S. Rights to New Hair Loss Product
Company To Enter $3.5 Billion Hair Loss Treatment Market
LOS ANGELES—(BUSINESS WIRE)—Auriga Laboratories, Inc. (OTCBB: ARGA), a specialty pharmaceutical company with products for the treatment of Xerostomia, dermatological conditions, and acute respiratory diseases, announced today that it has entered into an agreement to acquire the exclusive U.S. rights to a novel product for hair loss developed by Laboratories Carilene, a French-based developer of therapeutic products, including Aquoral™ which Auriga currently distributes. The new product will be available without a prescription and promoted through the Company’s Consumer Brands division. Currently, this formulation is available in Europe where it has sold over 2 million units since its introduction.
In a product trial consisting of 60 patients, this complete hair regimen, consisting of a shampoo and topical lotion, was shown to be effective at minimizing the appearance of hair loss. In addition, data has shown that a user’s improved appearance is maintained for a significant period of time after the product’s use is discontinued. Most products on the market do not have such a lasting effect.
“We are excited to acquire the exclusive rights to this unique product to improve the appearance of people with hair loss,” said Philip S. Pesin, CEO of Auriga. “Laboratories Carilene has a history of developing highly successful products, and we believe that there is a significant opportunity to penetrate this large and growing market, currently estimated to generate approximately $3.5 billion in annual sales.”
According to published data, by the age of fifty, 85% of men have noticeable hair loss. There are an estimated 60 million Americans who purchase various hair growth treatments annually.
About Auriga Laboratories™
Auriga Laboratories is a specialty pharmaceutical company building an industry changing commission based-sales model. The company’s high-growth business model combines driving revenues through a variable cost commission-based sales structure, acquisition of proven brand names, introduction of new brands, and a strategic development pipeline, all of which is designed to enhance its growing direct relationships with physicians nationwide. Auriga’s exclusive prescription and over-the-counter product portfolio includes Aquoral™ for the treatment of Xerostomia, Akurza™ and Xyralid™ dermatology products, and the Zinx™, Extendryl®, and Levall® families of products for relief of symptoms associated with a range of acute respiratory diseases. For more information, visit: www.aurigalabs.com.

Forward-Looking Statements
The information contained herein includes forward-looking statements. These statements relate to future events or to the company’s future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause its actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond the company’s control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects the company’s current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to its operations, results of operations, growth strategy and liquidity. The company assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. Important factors that could cause actual results to differ materially from the company’s expectations include, but are not limited to, those factors that are disclosed under the heading “Risk Factors” and elsewhere in documents filed by the company from time to time with the United States Securities and Exchange Commission and other regulatory authorities. Statements regarding the company’s ability to increase its sales force and the success of such sales force in selling its products in light of competitive and other factors, the regulatory status and/or regulatory compliance of its products, the estimated market for hair products, the development of additional products, its ability to sustain market acceptance for its products, its dependence on collaborators, the company’s exposure to product liability claims, and the company’s prices, future revenues and income and cash flows and other statements that are not historical facts contain predictions, estimates and other forward-looking statements. Although the company believes that its expectations are based on reasonable assumptions, it can give no assurance that its goals will be achieved and these statements will prove to be accurate. Important factors could cause actual results to differ materially from those included in the forward-looking statements.
Contact:
Auriga Laboratories, Inc.
Philip S. Pesin, 310-461-3606
Fax: 310-564-1991
ppesin@aurigalabs.com
or
CEOcast, Inc.
Andrew Hellman, 212-732-4300
Adhellman@ceocast.com